Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267468
Prospectus Supplement
(To prospectus dated September 16, 2022)
$100,000,000
Class A Common Shares

We have entered into an equity distribution agreement (the “Sales Agreement”) with Evercore Group L.L.C. (the “Agent”) relating to our Class A common shares, par value $0.01 (the “Class A common shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A common shares having an aggregate offering price of up to $100,000,000 from time to time through the Agent, acting as sales agent and/or principal.
Our Class A common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GSL.” On August 14, 2024, the last recorded sale price of our Class A common shares on the NYSE was $27.04.
Sales of our Class A common shares, if any, under this prospectus supplement and accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number or dollar amount of Class A common shares, but has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. We have also agreed to provide indemnification and contribution to Evercore with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for further information.
The Class A common shares to which this prospectus supplement and the accompanying prospectus relate will be offered and sold through the Agent over a period of time and from time to time. Under the Sales Agreement, the Agent will be entitled to compensation equal to an amount that is up to 2.5% of the gross proceeds from each sale of the Class A common shares sold through it as our sales agent. In connection with the sale of Class A common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement.
Investing in our Class A common shares involves a high degree of risk. Before you make an investment in our Class A common shares, you should carefully consider the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, and other risk factors contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Evercore ISI
The date of this prospectus supplement is August 16, 2024.

Prospectus Supplement
Base Prospectus
S-i

ABOUT THIS PROSPECTUS
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference therein. The second part, the base prospectus, including the documents incorporated by reference therein, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying base prospectus” or the “accompanying prospectus,” we are referring only to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the Class A common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with additional information described under the heading, “Where You Can Find Additional Information,” before investing in our Class A common shares.
You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying base prospectus is accurate only as of the date given in such document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or any sale of the Class A common shares. Our business, financial condition and results of operations and prospects may have changed since those dates.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not, and the Agent has not, authorized anyone to provide you with information that is different. We and the Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.
We are not, and the Agent is not, making an offer to sell our Class A common shares in any state or other jurisdiction where the offer or sale is not permitted. Persons who come into possession of this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying base prospectus and any free writing prospectus that we may authorize for use in connection with this offering applicable to that jurisdiction. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, references to the “Company”, “we”, “us”, “our” or “Global Ship Lease” refer to Global Ship Lease, Inc. and all of its subsidiaries, “Technomar” or “Technical Manager” refers to Technomar Shipping Inc., our technical ship manager, “Conchart” refers to Conchart Commercial Inc., our commercial ship manager (“Commercial Manager”, and together with Technomar, the “Managers”), and “MSI” refers to Maritime Strategies International Limited, our industry expert. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to U.S. dollars. We use the term “TEU”, meaning twenty-foot equivalent unit, the international standard measure of container size, in describing volumes in world container trade and other measures, including the capacity of our containerships, which we also refer to as vessels or ships. Unless otherwise indicated, we calculate the average age of our vessels on a weighted average basis, based on TEU capacity. References to our “2023 Annual Report” refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on March 20, 2024, which is incorporated herein by reference.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information and documents we file with the Commission that are incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will,” “scheduled” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in our 2023 Annual Report, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled “Business Overview,” “Management’s Discussion and Analysis of Financial Conditions and Operations,” and “Dividend Policy.”
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus and in our 2023 Annual Report. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus, as predictions of future events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.
The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement, the accompanying base prospectus, and the information and documents incorporated by reference herein and therein. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
S-iii

Market and Industry Data
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus supplement and the accompanying base prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and in our 2023 Annual Report and in subsequent filings with the Commission, which are incorporated by reference herein, and any related free writing prospectus that we may authorize for use in connection with this offering. Accordingly, investors should not place undue reliance on this information.
S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus supplement. It may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the Class A common shares and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying base prospectus, and in our 2023 Annual Report.
Our Company
Global Ship Lease is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies.
We were formed in 2007 to purchase and charter back 17 containerships then owned or to be purchased by CMA CGM, at that time the third largest containership operator in the world by number of vessels. On August 14, 2008, we merged indirectly with Marathon Acquisition Corp. and became listed on the NYSE on August 15, 2008, with our Class A common shares trading under the symbol “GSL”. On November 15, 2018, we completed a transformative transaction by which we acquired 20 containerships, one of which was contracted to be sold, which we refer to as the “Poseidon Transaction.”
We currently own 68 containerships, ranging from 2,207 to 11,040 TEU, with a total capacity of 376,723 TEU and an average age, weighted by TEU capacity, of 17.7 years as of June 30, 2024. Of the vessels in our fleet, 36 ships, accounting for over 50% of our fleet capacity, are wide-beam Post-Panamax.
As of June 30, 2024, the average remaining term of the Company’s charters, to the mid-point of redelivery, including options under the Company’s control and other than if a redelivery notice has been received, was 2.2 years on a TEU-weighted basis. Contracted revenue on the same basis was $1.77 billion. Contracted revenue was $2.13 billion, including options under charterers’ control and with latest redelivery date, representing a weighted average remaining term of 2.8 years. Between January 1, 2024 and June 30, 2024, we added $402.7 million of contracted revenue to forward charter cover, calculated on the basis of the median firm periods of the respective charters, on a total of 24 new charters or extensions: eight for ships between 2,200 and 3,500 TEU; 11 for ships between 5,000 TEU and 6,100 TEU; and, five for ships between 6,500 TEU and 8,000 TEU. Durations of these new charters and extensions for the median firm periods range between nine months and 40 months. A number of the vessels were forward fixed several months ahead of their expected availability in the market. For additional information on our fleet, please see “Our Fleet” below.
Recent Developments
On August 7, 2024, we, through certain of our subsidiaries, entered into a new senior secured credit facility with Credit Agricole Corporate and Investment Bank, ABN AMRO Bank N.V., and Bank of America N.A., for $300.0 million. The net proceeds of the facility to date have been, and are expected to be, used to refinance or prepay, in full or in part, indebtedness under certain of our existing credit facilities, which will result in 11 of our vessels becoming unencumbered, a reduction in our weighted-average cost of debt from 4.57% to 3.98%, and an extension of our weighted-average maturity of debt from 2.6 years to 4.2 years. The new credit facility has a term of six years and is repayable in 24 quarterly installments. Outstanding amounts under the new facility bear interest at a rate of Term SOFR (which is subject to our existing 0.64% SOFR interest rate cap through 2026) plus a margin of 1.85%. The new facility contains covenants that are similar to those made under our existing credit facilities, and will be secured by, among other things, first priority mortgages on 10 of our vessels.

Our Fleet
The table below provides certain employment and other information about our fleet of 68 containerships as of June 30, 2024:
Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date(2)	Daily Charter Rate $
CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	4Q25	2Q26	47,200
ZIM Norfolk(1)	9,115	31,764	2015	ZIM	2Q27	4Q27	65,000
Anthea Y(1)	9,115	31,890	2015	MSC	3Q25	4Q25	Footnote(3)
ZIM Xiamen(1)	9,115	31,820	2015	ZIM	3Q27	4Q27	65,000
MSC Tianjin	8,603	34,243	2005	MSC	3Q27	4Q27	19,000(4)
MSC Qingdao	8,603	34,609	2004	MSC	3Q27	4Q27	23,000(4)
GSL Ningbo	8,603	34,340	2004	MSC	3Q27	4Q27	Footnote(3)
GSL Alexandra	8,544	37,809	2004	Maersk	3Q25	3Q26	Footnote(5)
GSL Sofia	8,544	37,777	2003	Maersk	3Q25	3Q26	Footnote(5)
GSL Effie	8,544	37,777	2003	Maersk	3Q25	3Q26	Footnote(5)
GSL Lydia	8,544	37,777	2003	Maersk	2Q25	3Q26	Footnote(5)
GSL Eleni	7,847	29,261	2004	Maersk	4Q27	2Q29	16,500(6)
GSL Kalliopi	7,847	29,261	2004	Maersk	1Q28	2Q29	18,900(6)
GSL Grania	7,847	29,261	2004	Maersk	4Q27	2Q29	17,750(6)
Colombia Express (ex Mary)(1)(12)	7,072	23,424	2013	Hapag-Lloyd(7)	4Q28	1Q31	Footnote(7)
Kristina(1)	7,072	23,421	2013	CMA CGM(7)	4Q29	4Q31	25,910(7)
Katherine (tbr Costa Rica Express)(1)(12)	7,072	23,403	2013	Hapag-Lloyd(7)	2Q29	3Q31	Footnote(7)
Alexandra(1)	7,072	23,348	2013	CMA CGM(7)	2Q29	3Q31	25,910(7)
Alexis(1)	6,910	23,919	2015	CMA CGM(7)	3Q29	4Q31	25,910(7)
Olivia I(1)	6,910	23,864	2015	Hapag-Lloyd(7)	3Q29	3Q31	Footnote(7)
GSL Christen	6,840	27,954	2002	OOCL	4Q27	1Q28	20,500(8)
GSL Nicoletta	6,840	28,070	2002	Maersk	1Q28	2Q28	35,750(8)
CMA CGM Berlioz	7,023	26,776	2001	CMA CGM	4Q25	2Q26	37,750
Agios Dimitrios	6,572	24,931	2011	MSC	2Q27	3Q27	Footnote(4)
GSL Vinia	6,080	23,737	2004	Maersk	3Q24	1Q25	13,250
GSL Christel Elisabeth	6,080	23,745	2004	Maersk	3Q24	1Q25	13,250
GSL Dorothea	5,992	24,243	2001	Maersk	2Q25	3Q26	12,900(9)
GSL Arcadia	6,008	24,858	2000	Maersk	1Q25	1Q26	12,900(9)
GSL Violetta	6,008	24,873	2000	Maersk	4Q24	4Q25	18,600(9)
GSL Maria	6,008	24,414	2001	Maersk	4Q24	1Q27	18,600(9)
GSL MYNY	6,008	24,876	2000	Maersk	2Q25	1Q26	18,600(9)
GSL Melita	6,008	24,848	2001	Maersk	3Q25	3Q26	12,900(9)
GSL Tegea	5,994	24,308	2001	Maersk	3Q25	3Q26	12,900(9)
Tasman	5,936	25,010	2000	Maersk	1Q25	1Q25	21,500
Dimitris Y (ex ZIM Europe)(12)	5,936	25,010	2000	ONE	2Q25	3Q25	33,900
Ian H	5,936	25,128	2000	ZIM	3Q24	4Q24	32,500
GSL Tripoli	5,470	22,109	2009	Maersk	3Q27	4Q27	36,500(10)
GSL Kithira	5,470	22,259	2009	Maersk	4Q24	1Q28	36,500(10)
GSL Tinos	5,470	22,068	2010	Maersk	3Q27	4Q27	36,500(10)
GSL Syros	5,470	22,099	2010	Maersk	4Q27	4Q27	36,500(10)
Dolphin II	5,095	20,596	2007	OOCL	1Q25	3Q25	53,500
Orca I	5,095	20,633	2006	Maersk	2Q25	4Q25	21,000
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	3Q26	1Q27	35,500

Vessel Name	Capacity in TEUs	Lightweight (tons)	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date(2)	Daily Charter Rate $
GSL Château d’If	5,089	19,994	2007	CMA CGM	4Q26	1Q27	35,500
GSL Susan	4,363	17,309	2008	CMA CGM	3Q27	1Q28	Footnote(3)
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	1Q28	2Q28	Footnote(3)
CMA CGM Sambhar	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote(3)
CMA CGM America	4,045	17,355	2006	CMA CGM	1Q28	2Q28	Footnote(3)
GSL Rossi	3,421	16,420	2012	ZIM	1Q26	3Q26	35,961
GSL Alice	3,421	16,543	2014	CMA CGM	2Q25	2Q25	20,500
GSL Eleftheria	3,421	16,642	2013	Maersk	3Q25	4Q25	37,975
GSL Melina	3,404	16,703	2013	Hapag-Lloyd(11)	4Q26	4Q26	21,000(11)
GSL Valerie	2,824	11,971	2005	ZIM	1Q25	3Q25	32,000
Matson Molokai	2,824	11,949	2007	Matson	2Q25	3Q25	36,600
GSL Lalo	2,824	11,950	2006	MSC	2Q25	3Q25	18,000
GSL Mercer	2,824	11,970	2007	ONE	4Q24	2Q25	35,750
Athena	2,980	13,538	2003	MSC	2Q25	3Q25	17,500
GSL Elizabeth	2,741	11,530	2006	Maersk	2Q26	2Q26	20,360
GSL Chloe (ex Beethoven)(12)	2,546	12,212	2012	ONE	4Q24	1Q25	33,000
GSL Maren	2,546	12,243	2014	OOCL	1Q26	2Q26	16,500
Maira	2,506	11,453	2000	Hapag-Lloyd	3Q24	4Q24	16,000
Nikolas	2,506	11,370	2000	Maersk	4Q24	4Q24	14,250
Newyorker	2,506	11,463	2001	Maersk	1Q25	2Q25	17,250
Manet	2,288	11,534	2001	OOCL	4Q24	2Q25	32,000
Kumasi	2,220	11,652	2002	Wan Hai	1Q25	2Q25	38,000
Akiteta	2,220	11,592	2002	OOCL	4Q24	1Q25	32,000
Keta	2,207	11,731	2003	CMA CGM	1Q25	1Q25	25,000
Julie	2,207	11,731	2002	MSC	2Q25	3Q25	Footnote(3)
(1)	Modern design, high reefer capacity, fuel-efficient “ECO” vessel.
(2)
In many instances charterers have the option to extend a charter beyond the nominal latest expiry date by the amount of time that the vessel was off hire during the course of that charter. This additional charter time (“Offhire Extension”) is computed at the end of the initially contracted charter period. The Latest Charter Expiry Dates shown in this table have been adjusted to reflect offhire accrued up to June 30, 2024, plus estimated offhire scheduled to occur during the remaining lifetimes of the respective charters. However, as actual offhire can only be calculated at the end of each charter, in some cases actual Offhire Extensions – if invoked by charterers – may exceed the Latest Charter Expiry Dates indicated.

(3)	Anthea Y, Julie, GSL Ningbo, GSL Susan, CMA CGM Jamaica, CMA CGM Sambhar and CMA CGM America. The charter rates are confidential for commercial reasons.
(4)
MSC Tianjin, MSC Qingdao and Agios Dimitrios were each forward fixed for minimum 36 months – maximum 38 months. The new charters are expected to commence between 2Q 2024 and 3Q 2024, after the vessels are drydocked. Charter rates are confidential for commercial reasons. Agios Dimitrios new charter commenced in 2Q 2024. MSC Qingdao & Agios Dimitrios are fitted with Exhaust Gas Cleaning Systems (“scrubbers”).

(5)
GSL Alexandra, GSL Sofia, GSL Effie and GSL Lydia delivered in 2Q 2023. Contract cover for each vessel is for a minimum firm period of 24 months from the date each vessel was delivered, with charterers holding one year extension options. The charter rates are confidential for commercial reasons.

(6)
GSL Eleni, GSL Kalliopi and GSL Grania, were forward fixed with direct continuation for 35 – 38 months, after which the charterer has the option to extend each charter for further 12 – 16 months. The charter rates are confidential for commercial reasons.

(7)
Colombia Express (ex Mary), Kristina, Katherine (tbr Costa Rica Express), Alexandra, Alexis, Olivia I were forward fixed to Hapag-Lloyd for 60 months +/-45 days, followed by two periods of 12 months each at the option of the charterer. The new charter for Colombia Express (ex Mary) commenced in early 2024. The new charters for the remaining vessels are scheduled to commence as each of the existing charters expire, on a staggered basis, between approximately 3Q 2024 and late 2024. The charter rates are confidential for commercial reasons.

(8)	GSL Nicoletta and GSL Christen were forward fixed for 39 - 42 months and 38.5 - 41.5 months, respectively. The charter rates are confidential for commercial reasons.
(9)
GSL Maria, GSL Violetta, GSL Arcadia, GSL MYNY, GSL Melita, GSL Tegea and GSL Dorothea. Contract cover for each ship is for a firm period of at least three years from the date each vessel was delivered in 2021, with charterers holding a one-year extension option on each charter (at a rate of $12,900 per day), followed by a second option (at a rate of $12,700 per day) with the period determined by – and terminating prior to – each vessel’s 25th year drydocking & special survey. GSL Arcadia, GSL Dorothea, GSL Tegea, GSL Melita charterer’s first options were exercised in 1Q 2024 and GSL MYNY in 2Q 2024.

(10)
GSL Tripoli, GSL Kithira, GSL Tinos, and GSL Syros. Ultra-high reefer ships of 5,470 TEU each. Contract cover on each ship is for a firm period of three years, from their delivery dates in 2021, at a rate of $36,500 per day, with a period of an additional three years (at $17,250 per day) at charterers’ option. GSL Tripoli, GSL Syros, and GSL Tinos charterer’s options were exercised in 2Q 2024.

(11)	GSL Melina. Chartered to Maersk for 27 – 28 months from July 2024. The charter rate is confidential for commercial reasons.
(12)
On January 3, 2024, Mary was renamed to Colombia Express. On January 26, 2024, Beethoven was renamed to GSL Chloe. On April 19, 2024, Zim Europe was renamed to Dimitris Y. On July 9, 2024 Katherine was renamed to Costa Rica Express.

Employment of Our Fleet
We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, the ship owner provides and bears the cost of crew, lubricating oil and all maintenance and other services related to the ship’s operation, the cost of which is included in the daily charter rate. As the ship owner, we are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship’s voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums.
The initial term for a time charter commences on the ship’s delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.
Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.
Management of our Fleet
Our management team supervises the day-to-day technical ship management of our vessels, which is provided by Technomar, a company of which our Executive Chairman is the Founder, Managing Director, and majority beneficial owner, and the commercial ship management, which is provided by Conchart, a company of which our Executive Chairman is the sole beneficial owner.
For more information regarding management of our ships, please see “Item 4. Information on the Company—B. Business Overview—Management of Our Fleet” in our 2023 Annual Report, which is incorporated herein by reference.
Risk Factors
We face a number of risks associated with our business and shipping industry and must overcome a variety of challenges to utilize our strengths and implement our business strategies. These risks relate to, among others, changes in the shipping industry, including supply and demand, charter rates, ship values, a downturn in the global economy, operational hazards inherent in container shipping industry and operations resulting in liability for damage to or destruction of property and equipment, pollution or environmental damage, inability to comply with covenants in our current indebtedness and borrowings we may enter into in the future, inability to finance capital projects, and inability to successfully employ our ships at the expiration of current charters.
You should carefully consider these risks, the risks described in “Risk Factors” and the other information in this prospectus and in our 2023 Annual Report and the other documents incorporated by reference herein before deciding whether to invest in our Class A common shares.

CORPORATE INFORMATION
The mailing address of our principal executive office is c/o GSL Enterprises Ltd., 9 Irodou Attikou Street, Kifisia, Athens 14561, Greece and our telephone number at that address is +30 210 6233670. Our website address is www.globalshiplease.com. The information included on our website is not incorporated herein by reference. From time to time, we may use our website and social media outlets as channels of distribution of material company information.
OTHER INFORMATION
We are incorporated under the laws of the Republic of the Marshall Islands, and as a consequence, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

THE OFFERING
Issuer
Global Ship Lease, Inc.
Securities Offered
Up to $100,000,000 of Class A common shares.
Plan of Distribution
“At the market offering” that may be made from time to time on the NYSE for our Class A common shares through the Agent. From time to time, we may also sell shares to the Agent as principal for its own account, at a price per share agreed upon at the time of sale. See “Plan of Distribution” on page S-15 of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds from the sale of any Class A common shares in this offering, after deducting the Agent’s commissions and our offering expenses, for general corporate purposes, which may include opportunistic vessel purchases. Please see “Use of Proceeds.”
Listing
Our Class A common shares are currently listed on the NYSE under the symbol “GSL.”
Transfer Agent
Computershare Trust Company, N.A.
Risk Factors
An investment in our Class A common shares involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before investing in our Class A common shares.

RISK FACTORS
An investment in our Class A common shares involves substantial risks. Before making an investment in our Class A common shares, you should carefully consider the risks described below, as well as the other information included in this prospectus supplement and the accompanying base prospectus, including those in “Item 3. Key Information—D. Risk Factors” in our 2023 Annual Report, filed with the Commission on March 20, 2024, as updated by annual, quarterly and other reports and documents that we file with the Commission after the date of this prospectus supplement that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations and could affect the value of the Class A common shares being offered by this prospectus supplement.
Risks Related to Our Class A Common Shares and this Offering
Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.
We have not designated the amount of net proceeds from this offering to be used for any particular purpose, and as a result our management will have broad discretion in the application of the net proceeds and may use the net proceeds in ways that you may not agree with. We intend to use the net proceeds from this offering for general corporate purposes, which may include opportunistic vessel purchases. We will not escrow the net proceeds from this offering and will not return the proceeds to you if we do not use the offering proceeds as described above.
The price of our securities may be volatile.
The price of our Class A common shares may be volatile and may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly revenues and results of operations and those of publicly held containership owners or operators;
•	market conditions in the container shipping industry;
•	perceived counterparty risk;
•	shortfalls in our operating results from levels forecasted by securities analysts;
•	announcements concerning us or other containership owners or operators;
•	mergers and strategic alliances in the shipping industry;
•	changes in governmental regulation including taxation; and
•	the general state of the securities markets.
The container shipping industry has historically been highly unpredictable and volatile. The market for common shares in companies operating in the container shipping industry may be equally volatile.
Future sales of our Class A common shares could cause the market price of our Class A common shares to decline and could dilute your ownership interest.
Sales of a substantial number of our Class A common shares in the public market, or the perception that these sales could occur, may depress the market price for our common stock. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.
Subject to the rules of the NYSE, in the future we may issue additional Class A common shares, and other equity securities of equal or senior rank, without shareholder approval, in a number of circumstances. The issuance by us of additional Class A common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders’ proportionate ownership interest in us may decrease;
•	the dividend amount payable per share on our Class A common shares may be lower;
•	the relative voting strength of each previously outstanding share may be diminished; and
•	the market price of our Class A common shares may decline.

Our shareholders also may elect to sell large numbers of shares held by them from time to time. The number of Class A common shares available for sale in the public market will be limited by restrictions applicable under securities laws, and agreements that we and our executive officers, directors and existing shareholders may enter into with the underwriters at the time of an offering.
Because the sales of the Class A common shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
Subject to the maximum aggregate amount of Class A common shares that may be sold pursuant to the Sales Agreement, the actual number of Class A common shares we will issue thereunder, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver to the Agent, at any time throughout the term of the Sales Agreement, a placement notice pursuant to which we may submit orders (including with respect to any price, time or size limits or other customary parameters or conditions) to sell our Class A common shares on a particular trading day. The number of Class A common shares that are sold by the Agent following its receipt of a placement notice will fluctuate based on the market price of our Class A common shares during the sales period and the limits we set with the Agent. Because the price per Class A common share sold will fluctuate based on the trading price of our Class A common shares during the sales period, it is not possible to predict the number of Class A common shares that will be ultimately issued, if any, and the gross proceeds, if any, that we would receive from such sales.
We cannot guarantee that our Board of Directors will declare dividends or otherwise return cash to shareholders.
Our Board of Directors may, in its sole discretion, from time to time, declare and pay cash dividends in accordance with our dividend policy or determine to return cash to shareholders in other ways, such as share repurchases. Our Board of Directors makes determinations regarding the payment of dividends in its sole discretion, and there is no guarantee that we will continue to declare and pay dividends in the future. The timing and amount of any dividends declared will depend on, among other things (a) our results of operations, financial condition, cash flow and cash requirements, (b) our liquidity, including our ability to obtain debt and equity financing on acceptable terms as contemplated by our vessel acquisition strategy, (c) restrictive covenants in our existing and future debt instruments and (d) provisions of Marshall Islands law. The declaration and payment of dividends is also subject at all times to the discretion of our Board of Directors.
The international containership and containership leasing industry is highly volatile, and we cannot predict with certainty the amount of cash, if any, that will be available for distribution as dividends in any period. Also, there may be a high degree of variability from period to period in the amount of cash, if any, that is available for the payment of dividends. The amount of cash we generate from operations and the actual amount of cash we will have available for dividends in each quarter will vary based upon, among other things:
•	the charter-hire payments we obtain from our charters as well as the rates obtained upon the expiration of our existing charters;
•	acquisition of additional vessels;
•	the timing of scheduled drydockings;
•	the timing of interest payments, scheduled debt amortization payments and other payments that might be due under our debt facilities;
•	delays in the delivery of newbuilding vessels, if any, and the beginning of payments under charters relating to those vessels;
•	the level of our operating costs, such as the costs of crews, lubricants and insurance;
•	the number of unscheduled off-hire days for our fleet and the timing of, and number of days required for, scheduled dry-docking of our containerships;
•	any idle time after one charter expires until a new charter is agreed or the vessel is disposed of, should a new charter not be agreed;

•	unexpected repairs to, or required expenditures on, vessels or dry-docking costs in excess of those anticipated;
•	the loss of a vessel;
•	prevailing global and regional economic and geopolitical conditions;
•	changes in interest rates;
•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;
•	changes in the basis of taxation of our activities in various jurisdictions;
•	modification or revocation of our dividend policy by our Board of Directors; and
•	the amount of any cash reserves established by our Board of Directors.
The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items. We may incur other expenses or liabilities that could reduce or eliminate the cash available for distribution as dividends or to be returned to shareholders in other ways.
In addition, Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received from the sale of shares above the par value of the shares) or if there is no surplus, from the net profits for the current and prior fiscal years, or while a company is insolvent or if it would be rendered insolvent by the payment of such a dividend. We may not have sufficient surplus or net profits in the future to pay dividends, and our subsidiaries may not have sufficient funds, surplus or net profits to make distributions to us. As a result of these and other factors, we may not be able to pay dividends during periods when we record losses and may not pay dividends during periods when we record net income. We can give no assurance that dividends will be paid in the future or that cash will be returned to shareholders in other ways.
We are a “foreign private issuer” under the NYSE rules, and as such we are entitled to exemption from certain NYSE corporate governance standards, and you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.
We are a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled registrants, as well as different financial reporting requirements. Under the NYSE rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of the NYSE permit a “foreign private issuer” to follow its home country practice in lieu of the listing requirements of the NYSE. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.
It may be difficult or impossible for investors to serve process on or enforce U.S. judgments against us.
We and all of our subsidiaries are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries are located outside the U.S. In addition, most of our directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.
We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate law.
Our corporate affairs are governed by our Charter and Second Amended and Restated By-laws and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the

Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the laws of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in the United States. The rights of shareholders of companies incorporated in the Marshall Islands may differ from the rights of shareholders of companies incorporated in the United States. While the BCA provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as United States courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a relatively more substantial body of case law.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any Class A common shares in this offering, after deducting the Agent’s commissions and our offering expenses, for general corporate purposes, which may include opportunistic vessel purchases. See “Risk Factors— Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024:
•	on a historical basis;
•	on an as adjusted basis to give effect to:
i.	the scheduled repayments on certain of our debt facilities subsequent to June 30, 2024 in the amount of $29.2 million;
ii.
the full repayment of (i) our Syndicated Senior Secured Credit Facility, (ii) CACIB, Bank Sinopac, CTBC Credit Facility and (iii) Deutsche Bank Credit Facility in the amount of $204.9 million, following the drawdown of $255.0 million from our new syndicated $300.0 million senior secured credit facility subsequent to June 30, 2024 and as of August 13, 2024; and

iii.	the issuance of 153,089 common shares pursuant to our 2019 Omnibus Incentive Plan.
•
on an as further adjusted basis to give effect to the issuance and sale of the Class A common shares covered by this prospectus supplement and the application of the net proceeds therefrom as described under “Use of Proceeds.” This calculation assumes the issuance and sale of $100.0 million of Class A common shares, using an assumed share price of $27.04 per share, which is the closing price of our Class A common shares on the NYSE on August 14, 2024, resulting in assumed net proceeds of approximately $97.2 million, after sales commissions and estimated offering expenses. The actual number of Class A common shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

You should read the information below together with the sections of this prospectus supplement and accompanying base prospectus entitled “Use of Proceeds” and “Risk Factors,” in addition to our Report of Foreign Private Issuer on Form 6-K filed with the Commission on August 6, 2024, which contains our Management’s Discussion and Analysis of Financial Condition and Results of Operations and unaudited consolidated financial statements for the six months ended June 30, 2024, and our 2023 Annual Report, each of which is incorporated by reference herein.
The historical data in the table is derived from our unaudited condensed consolidated financial statements, which are incorporated by reference herein from our report on Form 6-K reporting our financial condition and operating results for the six-month period ended June 30, 2024, filed with the SEC on August 6, 2024.
There have been no other material adjustments to our capitalization since June 30, 2024, as so adjusted.
(In Thousands of U.S. Dollars, except share data)	Actual	As Adjusted	As Further Adjusted
Total Cash(1)	$350,284	$400,401	$497,601
Debt
Syndicated Senior Secured Credit Facility	$133,200	$—	$—
Macquarie Facility	54,000	54,000	54,000
E.SUN, MICB, Cathay, Taishin Credit Facility	21,600	19,200	19,200
2027 Secured Notes	258,125	245,000	245,000
HCOB, CACIB, ESUN, CTBC, Taishin Credit Facility	62,697	57,404	57,404
HCOB Credit Facility	16,719	13,375	13,375
CACIB, Bank Sinopac, CTBC Credit Facility	36,400	—	—
Deutsche Credit Facility	37,721	—	—
Sinopac Credit Facility	7,380	7,380	7,380
Chailease Credit Facility	2,090	1,917	1,917
Sale and Leaseback Agreements CMBFL	85,973	84,386	84,386
Sale and Leaseback Agreements Neptune	5,208	4,414	4,414
New Syndicated Credit Facility	—	255,000	255,000
Total Debt(2)	$721,113	$742,076	$742,076

(In Thousands of U.S. Dollars, except share data)	Actual	As Adjusted	As Further Adjusted
Shareholders’ equity:
Class A common shares - authorized 214,000,000 shares with a $0.01 par value (35,260,029 shares issued and outstanding as of June 30, 2024; 35,413,118, as adjusted (3); and 39,111,343, as further adjusted(4)	353	354	391
Series B Preferred Shares - authorized 104,000 shares with a $0.01 par value 43,592 shares issued and outstanding	—	—	—
Additional paid in capital(4)	676,056	676,056	773,219
Retained earnings	636,785	636,785	636,785
Accumulated other comprehensive income	17,862	17,862	17,862
Total shareholders’ equity	1,331,056	1,331,057	1,428,257
Total Capitalization	$2,052,169	$2,073,133	$2,170,333
(1)	Cash and cash equivalents, including restricted cash of $126,005 and time deposits of $53,000, as of June 30, 2024.
(2)	Aggregated principal amount outstanding (including current portion), excluding unamortized deferred financing costs of $8,428, as of June 30, 2024.
(3)	“As adjusted” includes the issuance of 153,089 Class A common shares after June 30, 2024.
(4)
“As further adjusted” includes the full $100.0 million of Class A common shares offered hereby. Net proceeds from the issuance of the Class A common shares, assuming sale of the full $100.0 million of Class A common shares and accounting for estimated offering costs, is estimated to be $97.2 million.

TAX CONSIDERATIONS
Please see the section entitled “Item 10. Additional Information—E. Taxation” in our 2023 Annual Report, which is incorporated herein by reference. For purposes of this prospectus supplement, the discussion set forth in that section of our 2023 Annual Report applies only to persons that will own our Class A common shares solely by reason of this offering.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Agent, under which we may offer and sell our Class A common shares from time to time to or through the Agent acting as our sales agent or principal. Sales of our Class A common shares, if any, under this prospectus supplement and the accompany prospectus will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation (A) by means of ordinary brokers’ transactions (whether or not solicited), (B) to or through a market maker, (C) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (D) in the over-the-counter market, (E) in privately negotiated transactions, or (F) through a combination of any such methods. If agreed between us and the Agent, the Agent may purchase our Class A common shares as principal. Pursuant to this prospectus, we may offer and sell up to $100,000,000 of our Class A common shares.
Each time we wish to issue and sell Class A common shares under the Sales Agreement, we will notify the Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice, the Agent has agreed to use its reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our Class A common shares are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and the Agent is generally anticipated to occur on the first trading day following the date on which such sales are made. Sales of our Class A common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Agent a commission of up to 2.5% of the gross offering proceeds we receive from each sale of our Class A common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for the fees and disbursements of its legal counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, as well as certain ongoing disbursements of their legal counsel payable in the amount of up to $15,000 in connection with each diligence bring-down thereafter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agent under the terms of the Sales Agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The Agent will provide written confirmation to us before the open on the NYSE on the day following each day on which Class A common shares are sold under the Sales Agreement. Each confirmation will include the number of the Class A common shares sold on that day, the gross offering proceeds received from such sales and the compensation by us to the Agent with respect to such sales.
We will report at least quarterly the number of our Class A common shares sold by or through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid to the Agent by us in connection with the sales of our Class A common shares.
In connection with the sale of the Class A common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. As a sales agent, the Agent will not engage in any transactions that stabilizes our Class A common shares. We have also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.
The offering of our Class A common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Class A common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Agent may each terminate the Sales Agreement at any time.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
The Agent and its affiliates have previously and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have and may in the future receive customary fees. In the course of its business, the Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.
Commission registration fee	$ 14,760
Legal fees and expenses	$200,000
Accounting fees and expenses	$ 35,000
Transfer agent fees and expenses	$ 10,000
Printing costs	$ 10,000
NYSE Supplemental Listing Fee	$ 10,000
Miscellaneous	$ 20,240
Total	$300,000

LEGAL MATTERS
The validity of the Class A common shares offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York. The Agent has been represented in this offering by Morgan, Lewis & Bockius LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The industry information attributed to Maritime Strategies International Limited (“MSI”) by incorporation by reference to our 2023 Annual Report, has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus supplement and accompanying base prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Annual Report on Form 20-F for the year ended December 31, 2023 filed with the Commission on March 20, 2024, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 12, 2008, as amended by Amendment No. 1 to the Registration Statement on Form 8-A, filed with the Commission on March 26, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.

•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on May 20, 2024, which contains our financial results for the three months ended March 31, 2024 and our interim unaudited consolidated financial statements and related notes for the three-month period ended March 31, 2024 (except the statements attributed to the Company’s management, and the references to Annualized Adjusted EBITDA contained in Exhibit 99.1 thereto).

•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 11, 2024.
•	Our Report of Foreign Private Issuer on Form 6-K filed with the Commission on June 17, 2024.
•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on August 6, 2024, which contains our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our interim unaudited consolidated financial statements and related notes thereto for the six months ended June 30, 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement), until the date all of the securities offered hereby are sold or the offering is otherwise terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.
We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Agent has not, authorized any other person to provide you with different information. We and the Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell Class A common shares in any state or other jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference into this prospectus supplement by writing to us at the following address:
Global Ship Lease, Inc.
Attn: Chief Compliance Officer
c/o GSL Enterprises Ltd.
9 Irodou Attikou Street
Kifisia, Athens 14561, Greece
www.globalshiplease.com
Information Provided by the Company
We will furnish holders of our Class A common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Prospectus
Common Shares, Preferred Shares, Depositary Shares, Debt Securities,
Warrants, Rights, Purchase Contracts and Units

Global Ship Lease, Inc.

Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Rights, Purchase Contracts, and Units
Through this prospectus, we or any selling shareholder may periodically offer common shares, preferred shares, depositary shares, debt securities, warrants, rights, purchase contracts, and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities. The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be set forth in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our Class A common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “GSL.” Our depositary shares, each of which represents a 1/100th interest in a share of our 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares, are listed on the NYSE under the symbol “GSL-B.”
An investment in these securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 3 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 16, 2022.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process we or any selling shareholder may sell, from time to time, the common shares, preferred shares, depositary shares, debt securities, warrants, rights, purchase contracts and units described in this prospectus in one or more offerings. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities. We will provide updated information if required whenever we offer our securities pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement do not and will not contain all the information provided in the registration statement that we filed with the Commission. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
Unless the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “Global Ship Lease” refer to Global Ship Lease, Inc.; “Technomar” refers to Technomar Shipping Inc., our ship technical manager and “Conchart” refers to Conchart Commercial Inc., our commercial ship manager. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to U.S. dollars. We use the term “TEU”, meaning twenty-foot equivalent unit, the international standard measure of container size, in describing volumes in world container trade and other measures, including the capacity of our containerships, which we also refer to as ships. Unless otherwise indicated, we calculate the average age of our vessels on a weighted average basis, based on TEU capacity. All share and per share amounts disclosed in this prospectus give retroactive effect, for all periods presented, to the one-for-eight reverse stock split of our Class A common shares effected on March 25, 2019.
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PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the more detailed information that appears later in this prospectus or is contained in documents that we incorporate by reference herein, including the section entitled “Risk Factors.”
The Company
Global Ship Lease is a leading independent owner of containerships with a diversified fleet of mid-sized and smaller containerships. Incorporated in the Republic of the Marshall Islands, Global Ship Lease commenced operations in December 2007 with a business of owning and chartering out containerships under fixed-rate charters to top tier container liner companies.
As of the date of this prospectus, we owned 65 containerships with a total capacity of 342,348 TEU. Our fleet's average size is 5,267 TEU, with a TEU weighted average age of 15.4 years as of June 30, 2022.
Our Class A common shares began trading on the NYSE under the symbol “GSL” on August 15, 2008. Our depositary shares, each of which represents a 1/100th interest in a share of our 8.75% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred Shares”), began trading on the NYSE under the symbol “GSL-B” on August 20, 2014.
Employment of Our Fleet
We employ the ships in our fleet on time charters. A time charter is a contract for the use of a ship for a fixed period of time at a specified daily rate. Under a time charter, the ship owner provides and bears the cost of crew, lubricating oil, and all maintenance and other services related to the ship's operation, the cost of which is included in the daily charter rate. As the ship owner, we are also responsible for insuring our interests in the ship and liabilities as owner arising from its use. The charterer is responsible for substantially all of the ship's voyage costs, such as fuel (bunker) costs, canal fees, port expenses, cargo handling costs and extra war risk insurance costs if the ship is deployed outside normal insurance limits and enters areas which are specified by the insurance underwriters as being subject to additional premiums and cargo handling charges.
The initial term for a time charter commences on the ship's delivery to the charterer. Time charter agreements may include options, in favor of the owner or the charterer, to extend the charter on pre-agreed terms. Charters may be extended on mutually agreed terms, or the ship will be re-delivered by the charterer at the end of the charter period, within a pre-agreed time window (to allow for operational flexibility), in which case we would seek alternate employment with another charterer.
Our charters are with a number of different charterers and expire on different dates over a period of time. We believe the diversified charterer base reduces counterparty risk and the staggered expirations of our charters reduces our exposure to re-chartering risk and may mitigate the impact of the cyclical nature of the container shipping industry.
CORPORATE INFORMATION
We were incorporated in the Republic of the Marshall Islands on March 14, 2008 as GSL Holdings Inc.
On August 14, 2008, we merged with Marathon Acquisition Corp., a company then listed on the American Stock Exchange, and with the pre-existing Global Ship Lease, Inc., which was then wholly owned by CMA CGM S.A. GSL Holdings, Inc. was the surviving entity, changed its name to Global Ship Lease, Inc. and became listed on the New York Stock Exchange, or the NYSE.
The mailing address of our principal executive office is c/o Global Ship Lease Services Limited, 25 Wilton Road, London SW1V 1LW, United Kingdom, and our telephone number is +44 (0) 20 3998 0063. Our website address is www.globalshiplease.com. The information included on our website is not incorporated herein by reference. From time to time, we may use our website and social media outlets as channels of distribution of material company information.
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OTHER INFORMATION
We are incorporated under the laws of the Republic of the Marshall Islands, and as a consequence, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.
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RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in “Item 3.Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2022, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we, or a selling shareholder, offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in that prospectus supplement.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith.
This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, the anticipated benefits of our strategic transaction with Poseidon Containers, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 24, 2022, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled “Business Overview,” “Management's Discussion and Analysis of Financial Conditions and Operations,” and “Dividend Policy.”
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sales of our securities by any of the selling shareholders.
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CAPITALIZATION
Each prospectus supplement will include information about our capitalization.
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ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.
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PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices, or otherwise.
In addition, we or the selling shareholders may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	a distribution by way of dividend or otherwise to our existing shareholders;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the selling shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into options or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, any selling shareholder or borrowed from us or any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
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At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus or prospectus supplement, or if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the public offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders' securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to all of the securities offered and sold by us under this registration statement.
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DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and certain material terms of our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) and amended and restated bylaws (the “Bylaws”), as in effect as of the date of this prospectus. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our Annual Report on Form 20-F, filed with the Commission on March 24, 2022, and which is incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”
Authorized Capital Stock
Under our Articles of Incorporation, our authorized share capital consists of:
•	249,000,000 common shares, par value $0.01 per share, consisting of:
○	214,000,000 Class A common shares, $0.01 per share, of which 36,861,600 shares were issued and outstanding as of the date of this prospectus;
○	20,000,000 Class B common shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus; and
○	15,000,000 Class C common shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus;
•	1,000,000 preferred shares, par value $0.01 per share, consisting of:
○	44,000 Series B Preferred Shares, $0.01 per share, of which 43,592 shares were issued and outstanding as of the date of this prospectus;
○	250,000 Series C Preferred Shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus; and
○	706,000 preferred shares available for designation by the board of directors.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares.
Our directors are elected by the vote of the majority of the votes cast with respect to each director. For purposes thereof, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast against that director. A majority of the common shares in the aggregate shall constitute a quorum. Our Articles of Incorporation prohibits cumulative voting. Of our authorized common stock, we only have Class A common shares outstanding (we have no Class B or Class C common shares outstanding).
Under Marshall Islands law generally and our Articles of Incorporation, there are no limitations on the right of non-residents of the Marshall Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and the voting rights, if any, of the holders of the series.
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The Series B Preferred Shares and Related Series B Depositary Shares
The Series B Preferred Shares are an existing series of preferred stock of the Company. The Series B Preferred Shares outstanding are deposited with Computershare Inc. and Computershare Trust Company, N.A., as applicable, as depositary, under the Deposit Agreement among us, the Depositary and the registered holders and indirect and beneficial owners from time to time of the Series B Depositary Shares (the “Deposit Agreement”). The Deposit Agreement sets forth the terms of the Series B Depositary Shares. In general, each Series B Depositary Share represents, and entitles the holder, subject to the terms of the Deposit Agreement, to proportional rights and preferences (including dividends, voting, redemption and liquidation rights and preferences) as if such holder held 1/100th of one share of Series B Preferred Shares. The material terms of the Series B Preferred Shares and the Series B Depositary Shares are summarized in Exhibit 2.6 to our Annual Report on Form 20-F, that was filed with the Commission on March 24, 2022 and incorporated by reference herein.
Registrar and Transfer Agent
The registrar and transfer agent for our Class A common shares is Computershare Trust Company, N.A.
Listing
Our Class A common shares are listed on the NYSE under the symbol “GSL.” Our Series B Depositary Shares are listed on the NYSE under the symbol “GSL-B.”
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DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares that represent common shares or preferred shares of the Company. The common shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or particular series of preferred shares or fraction thereof represented by that depositary share, to all of the rights and preferences of the common shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The forms of the deposit agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the Commission, and any prospectus supplement relating to any particular depositary shares will describe the material terms of such depositary shares, underlying shares, and related depositary agreement.
Any depositary agreement and the depositary receipts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
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•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
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Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; or
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without their consent.
Other terms as specified in subsequent filings may be modified without the consent of the holders.
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Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been
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published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
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DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).
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DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units.
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TAX CONSIDERATIONS
Our Annual Report on Form 20-F filed with the Commission on March 24, 2022, as updated by annual and other reports and documents that we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Marshall Islands and U.S. federal income tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material Marshall Islands and U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
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EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
$ (1)
Commission registration fee	$*
FINRA Fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*
(1)
The Registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.
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LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The industry information attributed to Maritime Strategies International Limited (“MSI”) by incorporation by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 has been reviewed by MSI, which has confirmed to us that such information accurately describes the container shipping market.
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WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Annual Report on Form 20-F for the year ended December 31, 2021 filed with the Commission on March 24, 2022, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•
Our Report on Form 6-K, filed with the Commission on August 4, 2022, which contains our management's discussion and analysis of financial condition and results of operations and unaudited interim consolidated financial statements and related notes for the six month period ended June 30, 2022;

•	Our Report on Form 6-K, filed with the Commission on August 30, 2022 (except for the commentary of George Youroukos therein); and
•
The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 12, 2008, as amended by Amendment No. 1 to the Registration Statement on Form 8-A, filed with the Commission on March 26, 2019, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part), until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
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You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or us at the following address:
Global Ship Lease, Inc.
Attn: Ian J. Webber
c/o Global Ship Lease Services Limited
25 Wilton Road
London SW1V 1LW
United Kingdom
44 (0) 20 3998 0063
www.globalshiplease.com
Information provided by the Company
We will furnish holders of our Class A common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a “Management's Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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$100,000,000

Class A Common Shares

Global Ship Lease, Inc.
PROSPECTUS SUPPLEMENT
Evercore ISI
August 16, 2024